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                                                                  EXHIBIT 10.14

                        ASSIGNMENT OF LEASES AND RENTS


     THIS ASSIGNMENT (herein so called), made as of this 12 day of December, 1997, by TSI REALTY COMPANY, a Delaware corporation (the "Assignor"), whose mailing address is 1241 East Main Street, Stamford, CT 06902 to GMAC COMMERCIAL MORTGAGE CORPORATION (the "Assignee"), whose mailing address is 650 Dresher Road, Horsham, PA 19044;

                                   Recitals:
                                   --------

     The following recitals are true and correct:

     A. Assignor has executed and delivered to Assignee a Promissory Note (hereinafter, together with all amendments thereto and modifications thereof, called the "Note") of even date herewith in the principal sum of $12,000,000, and as security for the Note Assignor has executed and delivered in favor of Assignee an Open End Mortgage Deed, Assignment of Rents and Security Agreement (hereinafter, together with all amendments thereto and modifications thereof, called the "Instrument") of even date herewith covering certain real estate located in City of Stamford, Fairfield County, Connecticut, and more particularly described in Exhibit A which is attached hereto and incorporated
                          ---------
herein by reference, together with all buildings, improvements and other property more particularly described in the Instrument, and all fixtures, furnishings, machinery, equipment and other tangible property owned by Assignor and located on or used in connection with such real property (all of which real and personal properties are herein called the "Property"). The Note, this Assignment, the Instrument, the Environmental Indemnity Agreement (herein so called), dated of even date herewith, executed by Assignor and Assignee, and any other agreement or instrument now or hereafter evidencing, governing or securing the loan (the "Loan") evidenced by the Note are hereinafter collectively called "Loan Documents" and singularly called a "Loan Document".

     B. In connection with the execution and delivery of the Note, Assignee has required that Assignor absolutely assign to Assignee all of Assignor's right, title and interest in, to and under any and all leases (hereinafter collectively referred to as the "Leases" and singularly as a "Lease") now or hereafter in existence (as amended or supplemented from time to time) and covering space in or applicable to the Property, including, but not limited to those leases set forth on Schedule "1" attached hereto and made part hereof, and Assignor desires and intends by this
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instrument to absolutely assign to Assignee all of Assignor's right, title and interest in, to and under the Leases.

     THEREFORE, Assignor agrees as follows:

     1. Assignor does hereby absolutely and unconditionally grant, transfer, bargain, sell, assign, convey, and set over unto Assignee, its successors and assigns, all of the right, title and interest of Assignor in, to and under the Leases, together with all rents, earnings, income, profits, benefits and advantages arising from the Property and from said Leases and all other sums due or to become due under and pursuant thereto, and together with any and all guarantees of or under any of said Leases, and together with all rights, powers, privileges, options and other benefits of Assignor as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Assignor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which the Assignor is or may become entitled to do under any such Lease. It is intended by Assignor that this Assignment constitute a present, absolute assignment of the Leases, and not an assignment for additional security only. Notwithstanding the provisions of this paragraph 1, so long as no default shall exist under the Note or any of the Loan Documents and no event shall have occurred which by the lapse of time or the giving of notice, or both, has or would become an event of default thereunder, Assignor shall have the revocable right and revocable license to occupy the Property as landlord or otherwise and to collect, use and enjoy the rents, issues and profits and other sums payable under and by virtue of any Lease (but only as the same become due under the provisions of such Lease) and to enforce the covenants of the Leases, provided that any amounts collected by Assignor shall be held by Assignor in trust for the benefit of Assignee for use in the payment of all sums due on the Loan.

     2. This Assignment is made and given and shall remain in full force and effect until: (a) the payment in full of all principal, interest and other sums due under the Note; and (b) the performance and observance by Assignor of all of the terms, covenants and conditions to be performed or observed under the other Note and the other Loan Documents.

     3. Assignor represents, warrants, covenants and agrees: (a) that Assignor has good right and authority to make this Assignment, and Assignor holds the entire and unencumbered rights of the landlord under each of the Leases; (b) that neither Assignor nor any predecessor lessor has heretofore alienated, assigned, pledged or otherwise disposed of or encumbered the Leases, which remains effective as of the date hereof, or any of the sums due or to become due thereunder, and that neither Assignor nor any predecessor lessor has performed any acts or

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executed any other Instruments which might prevent Assignee from operating under any of the terms and conditions of this Assignment or which would limit Assignee in such operation; (c) that Assignor has not accepted or collected rent or any other payments under any Lease, other than required security deposits, for any period subsequent to the current period for which such rent or other payment has already become due and payable; (d) that Assignor has not executed or granted any amendment or modification whatever of any of the Leases, either orally or in writing, which deviate from the Lease terms shown in the rent roll (the "Rent Roll") delivered by Assignor to Assignee in connection with the execution of the Note; (e) except as reflected in Schedule "1" that there is no default under any of the Leases now existing and no event has occurred and is continuing which, with the lapse of time or the giving of notice or both, would constitute an event of default under any of the Leases; (f) that Assignor will observe, perform and discharge, duly and punctually, all and singular the obligations, terms, covenants, conditions and warranties of the Note, the Instrument, this Assignment or any other Loan Document and any Lease, on the part of Assignor to be kept, observed and performed; (g) to enforce the performance of each and every obligation, term, covenant, condition and agreement in said Leases by any tenant to be performed; (h) to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with said Leases, or the obligations, duties or liabilities of Assignor or any tenant thereunder, and upon request by Assignee to do so in the name and on behalf of Assignee, but at the expense of Assignor; (i) that Assignor will, upon the request of Assignee, execute and deliver to Assignee such further instruments and do and perform such other acts and things as Assignee may deem reasonably necessary or appropriate to make effective this Assignment and the various covenants of Assignor herein contained, and to more effectively vest in and secure to Assignee the sums due or hereafter to become due under the Leases, including, without limitation, the execution of such additional assignments as shall be deemed necessary by Assignee effectively to vest in and secure to Assignee all rents, income and profits from any and all Leases; (j) that Assignor will from time to time, deliver to Assignee a true, correct and complete copy of each and every Lease then affecting all or any portion of the Property; and (k) that in the event any warranty or representation of Assignor herein shall be false, misleading or materially inaccurate, or Assignor shall default in the observance or performance of any obligation, term, covenant or condition hereof, then, in each instance at the option of Assignee, the same shall constitute and be deemed to be a default hereunder, under the Note and under the Instrument, thereby giving Assignee the absolute right to declare all sums secured thereby and hereby immediately due and payable and to exercise any and all rights and remedies provided thereunder and hereunder as well as such remedies as may be available at law or in equity.

     4. Assignor covenants and agrees that it will not, without in each instance the prior written consent of Assignee (a) enter into any new Lease except for an "Exempt Lease" as defined in paragraph 16 of the Instrument; (b) [or except as set forth in the leases of guidelines attached hereto as Schedule "2" and made party hereof] cancel any Lease nor accept a surrender thereof except for an "Exempt Lease" as defined in paragraph 16 of the Instrument; (c) reduce the rent payable under any Lease nor accept payment of any installment of rent in advance of the due date thereof except for an "Exempt Lease" as defined in paragraph 16 of the Instrument; (d) change, amend, altar or modify any Lease or any of the terms or provisions thereof, nor grant any concession in connection therewith except for an "Exempt Lease" as defined in paragraph 16

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of the Instrument; (e) consent to the release or reduction of the obligations of the tenant under any Lease except for an "Exempt Lease" as defined in paragraph 16 of the Instrument; (f) assign, pledge, encumber or otherwise transfer any Lease or Assignor's rights thereunder; (g) consent to an assignment of tenant's interest under any Lease or to a subletting thereof, except to the extent any such assignment or subletting is specifically authorized by such Lease; or (h) incur any indebtedness to the tenant or guarantor of any Lease, for borrowed money or otherwise, which may under any circumstances be availed of as an offset against the rent or other payments due thereunder; and any of the above acts, if done without the consent of Assignee, shall be, at the option of Assignee, null and void and shall constitute a default hereunder.

     5. Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successor to the interest of any of said tenants, upon demand and notice from Assignee of Assignee's right to receive the rent and other amounts due under such Leases, to pay to Assignee the rents and other amounts due or to become due under the Leases, and said tenants shall have the right to rely upon such demand and notice from Assignee and shall pay such rents and other amounts to Assignee without any obligation or right to determine the actual existence of any default or event claimed by Assignee as the basis for Assignee's right to receive such rents and other amounts and notwithstanding any notices from or claim of Assignor to the contrary, and Assignor shall have no right to claim against said tenants for any such rents and other amounts so paid by said tenants to Assignee.

     6. Upon the occurrence of a default under the Note or any of the other Loan Documents, the right and license granted to Assignor in paragraph 1 above shall be automatically revoked and Assignee, at its option, shall have the complete right, power and authority (a) without taking possession, to demand, collect and receive and sue for the rents and other sums payable under the Leases and, after deducting all reasonable costs and expenses of collection (including, without limitation, attorneys' fees) as determined by Assignee, apply the net proceeds thereof to the payment of any indebtedness secured hereby; (b) to declare all sums secured hereby immediately due and payable, and, at its option, exercise any or all of the rights and remedies contained in the Note and in the Loan Documents; and (c) without regard to the adequacy of the security, with or without process of law, personally or by agent or attorney, or by a receiver to be appointed by court, then and thereafter to enter upon, take and maintain possession of and operate the Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and exclude Assignor and its agents and servants therefrom, and hold, operate, manage and control the Property, or any part thereof, as fully and to the same extent as Assignor could do if in possession and in such event, without limitation and at the expense of Assignor, from time to time cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Property, or any part thereof, as Assignee deems judicious, and pay taxes, assessments and prior or proper charges on the Property, or any part thereof, and insure and reinsure the same, and lease the Property, or any part thereof, for such terms and on such terms as Assignee deems desirable, including leases for terms expiring beyond the maturity of the indebtedness secured by the Loan Documents and cancel any Lease or sublease thereof for any cause or on any ground which would entitle Assignor to cancel the same.

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     7.  After payment of all proper charges and expenses, including the just and reasonable compensation for the services of Assignee, its attorneys, agents, clerks, servants and others employed by Assignee in connection with the operation, management and control of the Property and the conduct of the business thereof, and such further sums as may be sufficient to indemnify Assignee from and against any liability, loss or damage on account of any matter or thing done in good faith in pursuance of the rights and powers of Assignee hereunder, Assignee may, at its option, credit the net amount of income which Assignee may receive by virtue of this Assignment and from the Property to any and all amounts due or owing to Assignee from Assignor under the terms and provisions of the Note and the Loan Documents. The balance of such net income shall be released to or upon the order of Assignor. The manner of the application of such net income and the item or items which shall be credited shall be within the sole discretion of Assignee.

     8. The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall neither be deemed or construed to constitute Assignee a mortgagee in possession nor at any time or in any event to impose any obligation whatsoever upon Assignee to appear in or defend any action or proceeding relating to the Leases or the Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any tenant and not assigned and delivered to Assignee, or render Assignee liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Property.

     9. Assignor agrees that the collection of rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by Assignee shall not cure or waive any default, or waive, modify or affect any notice of default under the Note or the Loan Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Assignee, once exercised, shall continue for so long as Assignee shall elect. If Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

     10. The rights and remedies of Assignee hereunder are cumulative and not in lieu of, but are in addition to, any rights or remedies which Assignee shall have under the Note, any of the Loan Documents, or at law or in equity, which rights and remedies may be exercised by Assignee either prior to, simultaneously with, or subsequent to, any action taken hereunder. The rights and remedies of Assignee may be exercised from time to time and as often as such exercise is deemed expedient, and the failure of Assignee to avail itself of any of the terms, provisions and conditions of this Assignment for any period of time, at any time or times, shall not be construed or deemed to be a waiver of any rights under the terms hereof.

     11. The right of Assignee to collect and receive the rents assigned hereunder or to take possession of the Property, or to exercise any of the rights or powers herein granted to Assignee shall, to the extent not prohibited by law, also extend to the period from and after the

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filing of any suit to foreclose the lien created under any of the Loan Documents which cover the Property, including any period allowed by law for the redemption of the Property after any foreclosure sale.

     12. Assignor agrees to indemnify, defend and hold Assignee harmless of, from and against any and all liability, loss, damage or expense, which Assignee may or might incur under or by reason of this Assignment, and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on the part of Assignee to perform or discharge any of the terms, covenants or agreements contained in the Leases. Should Assignee incur any such liability, loss or damage under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, together with interest thereon at the same rate of interest as provided in the Note with respect to the principal indebtedness of Assignor to Assignee, shall be secured by this Assignment and by the Loan Documents, and Assignor shall reimburse Assignee therefor immediately upon demand, and upon failure of Assignor so to do, Assignee may declare all sums secured hereby immediately due and payable.

     13. In addition to the above, upon the occurrence of a default under the Note or any of the Loan Documents, Assignor expressly consents to the appointment of a receiver for the Property, without notice, either by the Assignee or a court of competent jurisdiction, to take all acts in connection with the Property permitted by law or in equity and to deduct from any and all rents received from the Leases the customary or statutory amount in the county wherein the Property is located, not to exceed five percent (5%) of such rents, to compensate such receiver for its actions.

     14. Assignor's address is stated in the Instrument. Except as otherwise provided herein, wherever this Assignment requires notice to Assignor, such notice shall be deemed to have been given on the day it is deposited in the United States mail in a post paid wrapper addressed to Assignor at the Property, or at such other address as Assignor may designate by notice in writing and previously actually received by Assignee.

     15. This Assignment shall be assignable by Assignee and all representations, warranties, covenants, powers and rights herein contained shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

     16. This Assignment may be executed, acknowledged and delivered in any number of counterparts and each such counterpart shall constitute an original, but together such counterparts shall constitute only one instrument.

     17. If any one or more of the provisions of this Assignment, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Assignment and all other applications of any such provision shall not be affected thereby.

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     18.  Upon a sale, conveyance, transfer or exchange of all or a part of the
Property, the term "Assignor" as used herein shall include the transferee or grantee in such transaction. The preceding sentence shall not be deemed to permit any sale, conveyance, transfer or exchange which is prohibited or restricted by the terms of any Loan Document.

     19. The terms of this Agreement shall be governed by the laws of the state in which the Property is located.

     20. If there is any conflict between the terms of this Agreement and the terms of paragraph 26 of the Instrument, the terms of this Assignment shall control.

     21. Subject to the qualifications below in this paragraph, the Assignor shall be liable for payment and performance of all of the obligations, covenants and agreements of the Assignor under the Note, the Instrument, this Assignment and all other Loan Documents, to the full extent (but only to the extent) of all of the Property and any other items, property or amounts which are collateral or security for the Loan. If a default occurs in the timely and proper payment of any portion of the Loan or in the timely performance of any obligations, agreements or covenants under any of the Loan Documents, except as set forth below in this paragraph, neither the Assignor, nor any partner of the Assignor nor any partner, stockholder, director or officer of any partner of the Assignor, shall be personally liable for the repayment of any of the principal of, interest on, or prepayment fees or late charges, other charges or fees due in connection with the Loan, the performance of any covenants of the Assignor under the Note, the Instrument, this Assignment or any of the other Loan Documents or for any deficiency judgment which the Assignee may obtain after default by the Assignor. Notwithstanding the foregoing provisions of this paragraph or any other agreement, the Assignor shall be fully liable and personally liable for any and all: (1) liabilities, costs, losses, damages, expenses or claims (including, without limitation, any reduction in the value of the Property or any other items, property or amounts which are collateral or security for the Loan) suffered or incurred by the Assignee by reason of or in connection with (a) any fraud or misrepresentation by the Assignor in connection with the Loan, including but not limited to any misrepresentation of the Assignor contained in any Loan Document, (b) any failure to pay taxes, insurance premiums (except to the extent that such taxes and insurance premiums are then held by the Assignee), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property, (c) any misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, or (d) any rentals, income, profits, issues and products received by or on behalf of the Assignor subsequent to the date on which the Assignee gives written notice that a default has occurred under the Loan and not applied to the payment of principal or interest due under the Note or the payments of operating expenses (excluding any operator's, manager's, or developer's fee payable to the Assignor or any affiliate of the Assignor) of the Property, (e) any failure to maintain, repair or restore the Property in accordance with any Loan Document to the extent not covered by insurance proceeds made available to the Assignee, (f) any failure by the Assignor to deliver to the Assignee all unearned advance rentals and security deposits paid by tenants of the Property, received by or on behalf of Assignor and not refunded to or forfeited by such tenants, (g) any failure by the Assignor to return to, or reimburse the Assignee for, all personalty taken from the Property by or on behalf of

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the Assignor except in accordance with the provisions of the Instrument, and (h)
any and all indemnities given by the Assignor to the Assignee set forth in the Environmental Indemnity Agreement or any other Loan Document in connection with any environmental matter relating to the Property; and (2) court costs and all attorneys' fees provided for in any Loan Document. Furthermore, no limitation of liability or recourse provided above in this paragraph shall (x) apply to the extent that the Assignee's rights of recourse to the Property are suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of the Assignor or any other party now or hereafter liable for any part of the Loan and accrued interest thereon, or by or as a result of any case, action, suit or proceeding to which the Assignor or any such other party, voluntarily becomes a party; or (y) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor relief proceeding, including, but not limited to, Title 11, U.S. Code, which right provides for the assertion in such debtor relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of the Assignee not to assert such deficiency.

     22. THE ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE ASSIGNOR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THE NOTE, THE INSTRUMENT, THIS ASSIGNMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

     THE ASSIGNOR HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS ASSIGNMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE ASSIGNEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     23. The Assignee shall have the right to assign, in whole or in part, the Note, the Instrument, the Assignment and any other Loan Document and all of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Loan. The Assignor shall have the right to participate in the Loan with other parties.

     This Assignment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.

     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

WITNESS:                                   ASSIGNOR:

                                           TSI REALTY COMPANY

Name:_____________________________         By:_______________________________
                                           Print:____________________________
__________________________________         Title:____________________________
Name:_____________________________






OMITTED EXHIBIT

Exhibit A:             Property Description